UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2007

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-32877	04-3562325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of principal executive offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

In a Current Report filed on October 4, 2007, Pro-Pharmaceuticals, Inc. (the “Company”) announced that it had promoted Anthony D. Squeglia, as Chief Financial Officer of the Company effective as of October 1, 2007 and disclosed his compensation, as set forth in the Employment Agreement between the Company and Mr. Squeglia, in Item 5.02 of that report.

On December 20, 2007, the Company entered into Amended and Restated Employment Agreement related to Mr. Squeglia’s promotion to Chief Financial Officer of the Company. Under the Amended Agreement, Mr. Squeglia receives an annual salary of $180,000, and was awarded 20,000 incentive stock options, one-third of which vest immediately and one-third of which vest on the first and second anniversaries of the grant date. If Mr. Squeglia is terminated by the Company without cause, Mr. Squeglia is entitled to two months severance pay plus one month for each year of employment, with a maximum of six months salary. The agreement also contains inventions assignment, non-solicitation and non-competition covenants.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, effective December 20, 2007, between Pro- Pharmaceuticals, Inc. and Anthony D. Squeglia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date: December 21, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, effective December 20, 2007, between Pro- Pharmaceuticals, Inc. and Anthony D. Squeglia.